EXHIBIT 99(b)

                  Newhouse Broadcasting Cable Division of
             Newhouse Broadcasting Corporation and Subsidiaries
                            Condensed Balance Sheet
                                (UNAUDITED)
                              January 31, 1995


             Assets
Current assets
     Cash                                                   $   7,913,802
     Receivables:
          Trade, less allowance for doubtful accounts           7,158,811
          Other                                                 2,548,697
     Refundable income taxes                                    1,907,750
     Prepaid expenses and other                                 1,536,780
     Deferred income taxes                                        323,410
                                                             ------------

             Total current assets                              21,389,250

     Property, plant and equipment - less accumulated
       depreciation                                           190,084,610
     Notes receivable                                           2,727,644
     Investments                                               12,524,698
     Intangible assets - less accumulated amortization         68,372,391
     Deferred income taxes                                      1,432,824
     Other assets                                                 941,897
                                                             ------------

             Total assets                                    $297,473,314
                                                             ============

             Liabilities and divisional equity
Current liabilities
     Accounts payable and accrued liabilities                $ 27,762,555
     Income taxes payable                                       7,715,499
                                                             ------------

             Total current liabilities                         35,478,054

Long-term liabilities                                           2,423,731
                                                              -----------
             Total liabilities                                 37,901,785
                                                              -----------
Divisional equity                                             259,571,529
                                                              -----------
             Total liabilities and divisional equity         $297,473,314
                                                             ============

See notes to condensed financial statements.

                  Newhouse Broadcasting Cable Division of
            Newhouse Broadcasting Corporation and Subsidiaries
         Condensed Statements of Operations and Divisional Equity
                                (UNAUDITED)

                                                       Six Months Ended
                                                          January 31,

                                                    1995              1994

Total operating revenues                        $161,224,896      $157,038,106
                                                ------------      ------------
Operating expenses
      Programming costs                           37,731,406        33,643,419
      Selling, general and
      administrative                              63,888,324        59,294,203
      Depreciation and amortization
                                                  23,439,560        19,408,041
                                                ------------      ------------
         Total operating expenses                125,059,290       112,345,663
                                                ------------      ------------
         Operating income                         36,165,606        44,692,443
Other (expense) income                              (526,415)          181,015
                                                 -----------       -----------
         Income before taxes on income
         and cumulative effect of
         accounting change
                                                  35,639,191        44,873,458
Taxes on income                                   14,098,000        17,874,364
         Income before cumulative               ------------       -----------
         effect of accounting change
                                                  21,541,191        26,999,094
Cumulative effect of a change in
accounting for income taxes
                                                         -             692,680
                                                ------------      ------------
         Net income                               21,541,191        27,691,774
Divisional equity - beginning of
period                                           226,095,948       158,519,280
Distributions from (to) parent
                                                  11,934,390        (2,682,427)
                                                ------------      ------------
         Divisional equity - end of
         period                                 $259,571,529      $183,528,627
                                                ============      ============
See notes to condensed financial statements.

               Newhouse Broadcasting Cable Division of
          Newhouse Broadcasting Corporation and Subsidiaries
                  Condensed Statements of Cash Flows
                             (UNAUDITED)


                                                          Six Months
                                                       Ended January 31,
                                                --------------------------------

                                                      1995              1994
Cash flows from operating activities:
  Net income                                     $21,541,191       $27,691,774
Adjustments to reconcile net income to net cash
provided by operating activities:
  Depreciation and amortization                   23,439,560        19,408,041
  Cumulative effect of change in accounting
  for income taxes                                         -          (692,680)

Change in working capital items:
  (Increase) in receivables - trade                  (74,796)       (1,026,246)
  Decrease (increase) in receivables - other         980,367        (2,132,942)
  Decrease (increase) in refundable
    income taxes                                     466,121          (186,689)
  Decrease (increase) in prepaid expenses and
    other                                             99,903          (423,557)
  Decrease (increase) in other assets                 67,201          (224,827)
  (Decrease) in accounts payable and accrued
    expenses                                      (3,820,836)       (3,336,356)
  Increase (decrease) in income taxes payable      6,591,565        (1,994,699)
                                                 -----------       ------------
    Net cash provided by operating activities     49,290,276        37,081,819
                                                 -----------       ------------
Cash flows used in investing activities:
  Capital expenditures                           (54,838,366)      (32,886,133)
  (Increase) in investments - net                   (525,433)         (486,583)
  (Increase) in notes receivable                           -           (39,000)
  (Increase) in intangible assets                 (1,982,173)         (131,510)
                                                -------------     -------------
     Net cash used in investing activities       (57,345,972)      (33,543,226)
                                                -------------     -------------

Cash flows provided by (used in) financing
activities:
  Distributions from (to) parent                  11,934,390        (2,682,427)
                                                ------------      -------------
     Net cash provided by (used in) financing
       activities                                 11,934,390        (2,682,427)
                                                ------------      -------------
Net increase in cash                               3,878,694           856,166

Cash - beginning of period                         4,035,108         4,618,969
                                                ------------      -------------
      Cash - end of period                      $  7,913,802      $  5,475,135
                                                ============      =============

                               - Continued -

See notes to condensed financial statements.

               Newhouse Broadcasting Cable Division of
          Newhouse Broadcasting Corporation and Subsidiaries
                  Condensed Statements of Cash Flows
                             (UNAUDITED)

                            - Continued -


                                                           Six Months
                                                          Ended January 31,
                                                   --------------------------

                                                      1995              1994

Supplemental disclosures of cash flow information

     Cash paid during the year for:

           Interest                               $        -      $        -
                                                  ==========      ===========
           Income taxes                           $7,040,314      $20,055,752
                                                  ==========      ===========

Supplemental disclosure of non-cash transactions

On December 31, 1994, the division exchanged
     notes receivable and accrued interest for
     additional shares of E! Entertainment
     Television, Inc. preferred stock.            $3,437,196      $         -
                                                  ==========      ===========



See notes to condensed financial statements.

               Newhouse Broadcasting Cable Division of
          Newhouse Broadcasting Corporation and Subsidiaries
               Notes to Condensed Financial Statements
                             (UNAUDITED)
                           January 31, 1995


1.   Basis of presentation

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted principles for interim financial information. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, there has been no material change in the information disclosed in the notes to financial statements included in the division's financial statements for the year ended July 31, 1994. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

2.   Subsequent event

     On September 9, 1994, Newhouse Broadcasting Corporation and subsidiaries and an affiliate (Vision Cable Communications, Inc. and subsidiaries) entered into an agreement with Time Warner Entertainment Company, L.P. The agreement stipulates that Newhouse Broadcasting Corporation and subsidiaries and its affiliate will transfer their cable system divisions, along with certain cable systems owned by Time Warner Entertainment Company, L.P. to a newly formed partnership. The transaction was completed on April 1, 1995.

                       PAUL SCHERER & COMPANY LLP
                      CERTIFIED PUBLIC ACCOUNTANTS
                 330 MADISON AVENUE NEW YORK, NY 10017
           TELEPHONE (212) 661-9300 FACSIMILE (212) 983-1921

                      Independent Auditor's Report
                      ----------------------------

Board of Directors
Newhouse Broadcasting Corporation

     We have audited the accompanying balance sheets of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries as of July 31, 1994 and 1993, and the related statements of operations and divisional equity and cash flows for each of the three years in the period ended July 31, 1994. These financial statements are the responsibility of the division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries at July 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended July 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in Notes 1, 8 and 11 to the financial statements, effective August 1, 1993, the division adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

     As discussed in Note 2 to the accompanying financial statements, on September 9, 1994, Newhouse Broadcasting
Corporation and subsidiaries entered into a partnership agreement with another company for the purpose of merging certain cable systems owned by both entities.



                                 /s/ Paul Scherer & Company LLP

October 7, 1994

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                         Balance Sheets
                            July 31,

                                                        1994         1993
                                                        ----         ----
       Assets
       ------
 Current assets
 --------------
    Cash                                          $  4,035,108   $  4,618,969
    Receivables:
       Trade, less allowance for doubtful
       accountsof $849,441 in 1994 and
       $837,333 in 1993                              7,084,015      6,292,208
       Other                                         3,988,838      3,443,726
    Refundable income taxes                          2,373,871        709,960
    Prepaid expenses and other                       1,636,683      1,718,085
    Deferred income taxes (Notes 1 and 8)              323,410           --
                                                  ------------   ------------
       Total current assets                         19,441,925     16,782,948
       --------------------

    Property, plant and equipment - less
       accumulated depreciation (Notes 1 and 4)    157,264,804    113,908,345
    Notes receivable (Note 5)                        5,705,066      5,358,399
    Investments (Notes 1 and 6)                      8,562,069      6,203,487
    Intangible assets - less accumulated
      amortization (Note 7)                         67,811,218     70,325,948
    Deferred income taxes (Notes 1 and 8)            1,432,824        406,490
    Other assets                                     1,009,098        911,220
                                                  ------------   ------------
       Total assets                               $261,227,004   $213,896,837
       ------------                               ============   ============
       Liabilities and divisional equity
       ---------------------------------
 Current liabilities
 -------------------
    Accounts payable                              $ 19,417,636   $ 12,825,820
    Accrued liabilities:
       Taxes, other than income taxes                5,485,239      4,725,002
       Copyright fees                                2,705,802      1,671,504
       Payroll and related costs                     2,071,859      1,057,038
    Income taxes payable                             1,123,934     32,055,567
    Deferred revenue (Note 1)                        1,902,855      2,218,767
                                                  ------------   ------------
       Total current liabilities                    32,707,325     54,553,698
       -------------------------

 Long-term liabilities (Note 9)                      2,423,731        823,859
 -----------------------------                    ------------   ------------
       Total liabilities                            35,131,056     55,377,557
       -----------------

 Divisional equity                                 226,095,948    158,519,280
 -----------------                                ------------   ------------
       Total liabilities and divisional equity    $261,227,004   $213,896,837
       ---------------------------------------    ============   ============
 See accompanying Notes to Financial Statements.

                   Newhouse Broadcasting Cable Division of
              Newhouse Broadcasting Corporation and Subsidiaries
                Statement of Operations and Divisional Equity
                             Years Ended July 31,


                                           1994           1993          1992
                                           ----           ----          ----
Total operating revenues               $318,224,972  $312,489,816  $287,493,010
- ------------------------               ------------  ------------  ------------
Operating expenses
- ------------------
  Programming costs                      72,444,428    67,038,684    60,892,411
  Selling, general and administration   122,673,132   118,171,763   111,245,151
  Depreciation and amortization          48,226,815    39,499,777    35,932,372
                                       ------------  ------------  ------------
        Total operating expenses        243,344,375   224,710,224   208,069,934
        ------------------------       ------------  ------------  ------------
        Operating income                 74,880,597    87,779,592    79,423,076
        ----------------

Other (expense)                          (3,396,483)   (2,701,461)   (1,466,086)
                                       ------------  ------------  ------------
     Income before taxes on income
       and cumulative effect of
       accounting change                 71,484,114    85,078,131    77,956,990
       -----------------

Taxes on income (Notes 1 and 8)          28,183,331    33,065,189    28,661,180
                                       ------------  ------------  ------------
     Income before cumulative effect
       of accounting change              43,300,783    52,012,942    49,295,810
       --------------------

Cumulative effect of a change in
   accounting for income taxes
   (Notes 1 and 8)                         692,680          --            --
                                      ------------  ------------  ------------
        Net income                      43,993,463    52,012,942    49,295,810
        ----------

Divisional equity - beginning of year  158,519,280   139,190,869   132,438,056

Distributions from (to) parent          23,583,205   (32,684,531)  (42,542,997)
                                      ------------  ------------  ------------
 Divisional equity - end of year      $226,095,948  $158,519,280  $139,190,869
 -------------------------------      ============  ============  ============

See accompanying Notes to Financial Statements.

                   Newhouse Broadcasting Cable Division of
              Newhouse Broadcasting Corporation and Subsidiaries
                            Statement of Cash Flow
                             Years Ended July 31,


                                             1994         1993        1992
                                             ----         ----        ----
Cash flows from operating activities:
- -------------------------------------
    Net income                           $43,993,463 $52,012,942  $49,295,810
 Adjustments to reconcile net income to
   net cash provided by operating
   activities:
   -----------
   Depreciation and amortization          48,226,815  39,499,777   35,932,372
   Cumulative effect of change in
      accounting for income taxes            (692,680)        --            --
   Deferred income taxes                     (657,064)     11,358      (72,927)
   Loss on disposal of property, plant
       and equipment                        1,010,181         --            --

 Change in working capital items:

   (Increase) decrease in receivables -
       trade                                 (791,807) (2,493,458)   1,154,779
   (Increase) in receivables - other         (545,112)   (796,969)    (284,263)
   (Increase) in refundable income taxes   (1,663,911)   (183,482)      (4,930)
   Decrease (increase) in prepaid
     expenses and other                        81,402     (18,080)     575,843
   (Increase) decrease in other assets        (97,878)     79,359     (367,193)
   Increase (decrease) in accounts
      payable and accrued liabilities       9,401,172     625,234   (1,171,227)
   (Decrease) increase in income taxes
      payable                             (30,931,633)  3,704,130    2,002,188
   (Decrease) increase in deferred
      revenue                                (315,912)  1,480,767      (24,632)
   Increase in long-term liabilities        1,599,872     149,420      674,439
                                          ----------- -----------  -----------
     Net cash provided by operating
        activities                         68,616,908  94,070,998   87,710,259
        ----------                        ----------- -----------  -----------
 Cash flows provided by (used in)
 investing activities:
 ---------------------
   Capital expenditures                   (89,750,801)(52,403,365) (39,853,211)
   (Increase) decrease in
      investments - net                    (2,358,582)   (369,201)     270,288
   (Increase) in notes receivables           (346,667)        --    (1,626,917)
   (Increase) in intangibles                 (327,924)(12,572,777)    (262,583)
                                          -----------  ----------- -----------
      Net cash used in investing
         activities                       (92,783,974) (65,345,343)(41,472,423)
         ----------                       -----------  ----------- -----------
 Cash flows provided by (used in)
  financing activities:
  ---------------------
   Distributions from (to) parent          23,583,205 (32,684,531) (42,542,997)
                                          ----------- -----------  -----------
     Net cash provided by (used in)
       financing activities                23,583,205 (32,684,531) (42,542,997)
       --------------------               ----------- -----------  -----------
 Net (decrease) increase in cash             (583,861) (3,958,876)   3,694,839

 Cash - beginning of year                   4,618,969   8,577,845    4,883,006
                                          ----------- -----------  -----------
        Cash - end of year                $ 4,035,108 $ 4,618,969  $ 8,577,845
        ------------------                =========== ===========  ===========
                                    - Continued -
See accompanying Notes to Financial Statements.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                     Statement of Cash Flow
                      Years Ended July 31,


                          - Continued -


                                             1994         1993        1992
                                             ----         ----        ----

Supplemental disclosures of cash flow
information
- -----------

   Cash paid during the year for:

 Interest                                $    44,840   $     6,666 $     1,401
                                         ===========   =========== ===========
 Income taxes                            $61,435,939   $29,656,677 $27,277,691
                                         ===========   =========== ===========











See accompanying Notes to Financial Statements.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements



1.   Summary of significant accounting policies
     ------------------------------------------
     Description of business The Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries ("the division") provides cable television services and telecommunications services throughout the United States. The division also provides advertising to businesses and individuals in the areas in which it operates cable systems.

     Financial statement presentation The financial statements include only those accounts related to the division's cable operations after elimination of significant intercompany transactions. All other accounts of Newhouse Broadcasting Corporation and subsidiaries have not been included in the financial statements since they are not directly related to cable operations.

     Credit risk A significant portion of the division's customer base is concentrated within the local geographical areas of the cable systems. The division generally extends credit to its customers and the ultimate collection of accounts receivable could be affected by the local economies. Management performs continuous credit evaluations of its customers and may require cash in advance or other special arrangements for certain customers. Management does not believe that there is any significant credit risk which could have a material effect on the financial condition of the division.

     Property, plant and equipment Property, plant and equipment is recorded at cost. Depreciation is calculated over the estimated useful lives of the assets using straight-line and accelerated methods for financial and income tax purposes.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements



     Investments Investments in which the division has less than a 20% interest are accounted for under the cost method. Investment partnerships in which the division owns at least a 20%, but not more than a 50% interest are accounted for under the equity method.

     Franchise costs Costs of obtaining franchises to operate cable systems are amortized by the straight-line method over the periods of the respective franchises. The remaining lives of such franchises range from 1 to 19 years.

     Goodwill The division has classified as goodwill the cost in excess of fair market value of identifiable net assets acquired in purchase transactions. Goodwill is being amortized on a straight-line basis over a period of 10 to 40 years.

     Deferred revenue Proceeds received from subscribers are deferred at the time of receipt and are recorded as income as services are provided.

     Taxes on income In 1993, the division adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse (Note 8).

     Statement of cash flows For the purposes of the statement of cash flows, the division considers all highly liquid investments with a maturity of less than three months to be cash equivalents.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements



2.   Transfer of division to new partnership
     ---------------------------------------

     On September 9, 1994, Newhouse Broadcasting Corporation and subsidiaries and an affiliate (Vision Cable Communications, Inc. and subsidiaries) entered into an agreement with Time Warner Entertainment Company, L.P. The agreement stipulates that Newhouse Broadcasting Corporation and subsidiaries and its affiliate will transfer their cable system divisions, along with certain cable systems owned by Time Warner Entertainment Company, L.P. to a newly formed partnership. The transaction is expected to close on April 1, 1995.

3.   Acquisition
     -----------

     During 1993, the division purchased the remaining outside interest in a cable subsidiary for $12,572,777.

4.    Property, plant and equipment
      -----------------------------

     Property, plant and equipment consisted of the following:

                                                  July 31,
                                                  --------

                                             1994                1993
                                             ----                ----

     Land                                $  3,454,455          $  3,448,848

     Buildings and improvements            20,237,377            20,176,824

     Technical equipment                  297,110,510           226,714,265
     Other equipment, automobiles,
       furniture and fixtures
       and other                           33,981,839            30,293,817
                                         ------------          ------------
          Total cost                      354,784,181           280,633,754
          ----------

     Less: Accumulated depreciation       197,519,377           166,725,409
                                         ------------          ------------
          Property, plant and
            equipment - net              $157,264,804          $113,908,345
            ---------------              =============         ============

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements



     Depreciation expense amounted to $45,384,161, $36,823,991 and $33,380,647 for the years ended July 31, 1994, 1993 and 1992, respectively.

5.   Notes receivable
     ----------------

     Notes receivable included the following:


                                                       July 31,
                                                       --------
                                              1994                1993
                                              ----                ----

     PPVN Holding Company - Series S
       notes (a)                           $2,450,500          $2,450,500

     PPVN Holding Company - Series A
       note (a)                               277,144             277,144

     E! Entertainment Television,
        Inc. (b)                            2,977,422           2,630,755
                                           ----------          ----------
                                           $5,705,066          $5,358,399
                                           ==========          ==========

     (a) The Series S notes bear simple interest of 7.5% and are payable no later than 30 years from the date of issuance. The Series S notes were issued as follows:

                1988                      $861,250

                1989                       585,000

                1990                       468,000

                1991                       260,000

                1992                       276,250
                                        ----------
                                        $2,450,500
                                        ==========

          The series A note was issued November 18, 1988 and carries a 7.5% interest rate, compounded annually. All principal and interest is payable no later than November 18, 2018.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements




          Both the Series S and Series A notes become payable in each year when PPVN Holding Company generates a positive cash flow in accordance with its by-laws. The Series S notes have priority as to principal and interest followed by the Series B notes, if any, and the Series A note. The division has not accrued interest on either the Series S or Series A notes and to date, no interest or principal has been paid.

     (b) The E! Entertainment Television, Inc. notes bear interest at the applicable federal rate as set forth in the Internal Revenue code. Principal and interest are due on August 11, 2003, but may be repaid earlier if certain conditions are met.

6.    Investments
      -----------

      Investments (at cost) included the following:


                                                  July 31,
                                                  --------
                                             1994           1993
                                             ----           ----

     E! Entertainment Television, Inc. -
       preferred stock - non-marketable
       (7.0% owned)                       $4,350,577    $4,330,280

     Partnerships and other (a)            4,211,492     1,873,207
                                          ----------    ----------
                                          $8,562,069    $6,203,487
                                          ==========    ==========


     (a) Investment in partnerships and other includes the division's 10.43% interest in PrimeStar Partners L.P. The division has entered into a contract which guarantees payment of up to $70,625,000 to finance part of the total costs associated with the construction and launch of two satellites for PrimeStar Partners L.P.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements



7.   Intangible assets
     -----------------

     Intangible assets less accumulated amortization consisted of the following:

                                                       July 31,
                                                       --------
                                              1994                1993
                                              ----                ----

     Goodwill                              $93,871,168          $93,608,404

     Franchise costs                         4,050,133            4,152,922
                                           -----------          -----------
        Total                               97,921,301           97,761,326
        -----
     Less:  Accumulated amortization        30,110,083           27,435,378
                                           -----------          -----------
        Intangible assets-net              $67,811,218          $70,325,948
        ---------------------              ===========          ===========

     Amortization expense amounted to $2,842,654, $2,675,786 and $2,551,725 for the years ended July 31, 1994, 1993 and 1992, respectively.

8.   Taxes on income
     ---------------

     Taxes on income consisted of the following:

                                             Years Ended July 31,
                                             --------------------
                                       1994         1993          1992
                                       ----         ----          ----

     Current:
     --------
      Federal                      $ 25,171,766  $ 28,407,034   $ 26,691,145
      State and local                 3,668,629     4,646,797      2,042,962
                                   ------------  ------------   ------------
                                     28,840,395    33,053,831     28,734,107
                                   ------------  ------------   ------------
     Deferred:
     --------
      Federal                          (528,718)       11,358        (72,927)
      State and local                  (128,346)         --             --
                                   ------------  ------------   ------------
                                       (657,064)       11,358        (72,927)
                                   ------------  ------------   ------------
        Total                      $ 28,183,331  $ 33,065,189   $ 28,661,180
        -----                      ============  ============   ============

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements




     Effective August 1, 1993, the division adopted the provisions of Statement of Financial Accounting Standards
     (SFAS) No. 109, "Accounting for Income Taxes." The cumulative effect of adopting this pronouncement as a change in accounting principle resulted in an increase to net income of $692,680 for the year ended July 31, 1994. Prior years' financial statements were not restated to apply the provisions of SFAS No. 109.

     Deferred income taxes are provided for temporary differences between the financial reporting bases and the tax bases of the division's assets and liabilities.

     Temporary differences which give rise to significant deferred tax assets and liabilities at July 31, 1994 are as follows:

      Accrued pension cost                    $ 549,125
      Postretirement benefits liability         426,296
      Equity in partnership investments         457,401
      Reserve for doubtful accounts             331,181
      Accrued vacation pay                     (117,000)
      Other                                     109,231
                                             ----------
                                             $1,756,234
                                             ==========
      Current                                $  323,410
      Long-term                               1,432,824
                                             ----------
                                             $1,756,234
                                             ==========

     The division's taxable income is included in the consolidated federal income tax return filed by Newhouse Broadcasting Corporation and subsidiaries. Deferred income tax expense is allocated to members of the group including the division, by applying SFAS 109 to each member of the group as if it were a separate taxpayer. Current income tax expense is allocated to members of the group, including the division, based on each member's proportionate share of income (loss).

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements




     The income tax expense differs from the amount computed by applying the federal statutory rate to income before taxes on income. The difference is reconciled as follows:

                                             Years Ended July 31,
                                             --------------------
                                       1994         1993          1992
                                       ----         ----          ----

Income before taxes on income    $ 71,484,114  $ 85,078,131  $ 77,956,990
Federal statutory income tax rate         35%        34.58%           34%
                                 ------------  ------------  ------------
                                   25,019,440   29,420,017    26,505,377

State and local income taxes,
 net of federal effect              2,301,184    3,039,935     1,348,355

Other                                 862,707      605,237       807,448
                                  -----------  -----------   -----------
                                  $28,183,331  $33,065,189   $28,661,180
                                  ===========  ===========   ===========

9.    Long-term liabilities
      ---------------------
      Long-term liabilities consisted of the following:

                                                     July 31,
                                                     --------
                                              1994              1993
                                              ----              ----

Accrued pension cost (Note 10)            $1,391,829        $ 823,859
Postretirement benefits liability
     (Note 11)                             1,031,902             -
                                          ----------        ---------
                                          $2,423,731        $ 823,859
                                          ==========        =========

10.  Pension plans
     -------------

     The division sponsors several pension plans which cover substantially all employees. These plans provide participating employees with retirement benefits in accordance with benefit provision formulas which are based on years of service and career pay. Funding is based on an evaluation and review of the assets, liabilities and requirements of each plan.


                  SEE TABLES ON FOLLOWING PAGES

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements




     The following table sets forth the plan's funded status and amounts recognized in the division's balance sheets:


                                                          July 31,
                                                          --------
                                                    1994            1993
                                                    ----            ----
Actuarial present value of
  accumulated benefit obligations

       Vested                                   $(9,335,054)    $(8,723,895)
       Nonvested                                   (140,572)       (158,496)
                                               ------------    ------------
Total accumulated benefit obligations            (9,475,626)     (8,882,391)
- -------------------------------------
Projected compensation increases                 (3,662,990)     (3,933,754)
                                               ------------    ------------
Projected accumulated benefit obligations       (13,138,616)    (12,816,145)
- -----------------------------------------
Plan assets at fair market value,
  primarily fixed income securities, equities,
  and short-term securities                       9,050,780       7,991,538
                                               ------------    ------------
Projected accumulated benefit obligations in
  excess of plan assets at fair
  market value                                   (4,087,836)     (4,824,607)
  ------------
Unrecognized net transition obligation              700,153         777,221

Adjustment required to recognize minimum
   liability                                             -           (5,198)

Unrecognized net loss                             1,605,925       2,735,631
                                               ------------    ------------
Pension liability recognized in the balance
  sheet                                        $ (1,781,758)   $ (1,316,953)
  -----                                        =============    ============
Pension liability recognized in the balance
  sheet
  Current                                      $   (389,929)   $   (493,094)
  Long-term                                      (1,391,829)       (823,859)
                                               ------------    ------------
       Net                                     $ (1,781,758)   $ (1,316,953)
       ---                                     ============    ============

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements




Net periodic pension cost consisted of the following:


                                                   Years Ended July 31,
                                              ------------------------------
                                                1994       1993       1992
                                              --------  ---------  ---------
Service cost-benefits earned during the
  period                                     $ 989,587  $ 741,452  $ 682,372

Interest cost on projected benefit
  obligation                                 1,014,711    792,355    671,175

Actual return on plan assets                  (184,824)  (951,346)  (666,976)

Net amortization and deferral                 (395,340)   397,267    218,797
                                            ----------  ---------  ---------
      Net periodic pension cost             $1,424,134  $ 979,728  $ 905,368
      -------------------------             ==========  =========  =========

     The discount rate, expected long-term rate of return on assets and the rate of increase in future compensation used in determining the plans' funded status was as follows:


                                                         July 31,
                                               ----------------------------
                                                1994       1993       1992
                                               ------     ------     ------
Discount rate used to determine benefit
     obligations                                 8.5%        8%         9%

Expected long-term rate of return on assets      9.5%      9.5%       9.5%

Rate of increase in future compensation            5%         5%        5%

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements



11.  Postretirement benefits other than pensions
     -------------------------------------------
     The division provides postretirement health care and life insurance benefits to retirees and eligible dependents. These benefits are funded as incurred from the general assets of the division. Prior to 1994, the costs of retiree health care and life insurance benefits were charged to expense as premiums were paid (pay-as-you-go-basis).

     Effective August 1, 1993, the division adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement requires that the cost of postretirement benefits be accrued during an employee's active working career instead of recognizing these costs on the cash basis. In accordance with SFAS No. 106, the transition obligation, representing the unrecognized accumulated past-service benefit obligation for all plan participants, may be recognized as a cumulative effect of an accounting change or may be amortized on a straight-line basis over the average remaining service period of active plan participants. The division has elected to amortize the $5,612,833 of transitional obligation on a straight-line basis over 22 years. For the year 1994, the adoption of the statement resulted in an increase in postretirement benefit costs of $1,031,902. Prior years' financial statements were not restated to apply the provisions of SFAS No. 106.

     The following tables set forth the postretirement benefit plans combined funding status reconciled to the balance sheet at July 31, 1994 and net postretirement benefit cost for the year then ended.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements


     Funded status:
     --------------

     Accumulated postretirement benefit obligation (APBO)
     attributable to:
     ----------------


      Retiree                                         $   523,952
      Fully eligible active participants                1,166,631
      Other active participants                         3,973,033
                                                      -----------
      Accumulated postretirement benefit obligation     5,663,616
      Unrecognized net loss                               725,694
      Unrecognized transition obligation               (5,357,408)
                                                      -----------
            Postretirement benefits liability         $ 1,031,902
            ---------------------------------         ===========

     Net postretirement benefit cost for the year ended July 31,
     1994 consisted of the following components:
     -------------------------------------------

      Service cost - benefits earned during the year $ 363,165 Interest cost on projected benefit obligation 447,641
      Net amortization and deferral                      255,115
                                                      ----------
            Net postretirement benefit cost           $1,065,921
            -------------------------------           ==========

     The assumed weighted average discount rate used in determining the actuarial present value of the accumulated postretirement benefit obligation was 8.5%. The assumed weighted average rate of increase in future compensation levels related to pay-related life insurance benefits was 5%.

     The assumed weighted average health-care cost trend rate in 1994 was approximately 11%, and is assumed to decrease to 7% by the year 2009 and remain at that approximate level thereafter. The effect of increasing the health-care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation at July 31, 1994 by $1,938,011 and the total service and interest cost components of the 1994 net postretirement benefit cost by $267,250.

     The pay-as-you-go cost for postretirement benefits was $34,018 for the year ended July 31, 1994.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements


12.   Commitments and contingencies
      -----------------------------

     (a) The division is the defendant in several lawsuits, which in the opinion of management, will not have a material adverse effect upon the financial condition of the division. No provision for any liability that may result has been made in the financial statements.

     (b) The division is obligated under long-term leases expiring at various dates through 2010. Certain leases contain renewal options. These leases generally provide that the division is liable for increases in property taxes and other operating expenses.

          Minimum lease commitments under operating leases were as follows:

                    Year                            Amount
                    ----                            ------

                    1995                          $1,397,948
                    1996                           1,174,773
                    1997                           1,093,708
                    1998                             999,478
                    1999                             785,478
                    Thereafter                     1,218,130
                                                  ----------
                                                  $6,669,515
                                                  ==========

     Total rent expense was approximately $1,397,000, $1,573,000 and $1,310,000 for the years ended July 31, 1994, 1993 and 1992, respectively.

             Newhouse Broadcasting Cable Division of
       Newhouse Broadcasting Corporation and Subsidiaries
                  Notes to Financial Statements



     (c) At July 31, 1994 and 1993, the division was contingently liable for approximately $17,700,000 and $3,150,000, respectively, net of deposits paid under contracts for the purchase of property, plant and equipment, performance of services and programming costs under various licensing agreements for which no liability is shown on the balance sheets.

     (d) Examination of the income tax returns of the division has been completed (or in the case of income tax returns which have not been examined, the period of assessment of additional income tax has expired) through at least the year 1983.

          The division is contingently liable for additional income taxes which may be assessed on examination of income tax returns for subsequent years. Management believes that any future assessments will not have a material adverse effect upon the financial condition of the division. No provision for any liability that may result has been made in the financial statements.

     (e) In October, 1992, the Cable Television Consumer Protection and Competition Act was enacted, which among other things, reimposed rate regulations on most cable systems. The regulations under this Act were effective September 1, 1993 and the required adjustments to customer billings have been reflected in the operating revenues of the company for the year ended July 31, 1994.

          In February, 1994, the Federal Communications Commission issued revised rules for calculating subscriber rates which took effect in July 1994. The effects of these revised rules on future operating revenues of the company cannot be determined at this time.